Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of FirstService Corporation of our report dated February 20, 2019 relating to the financial statements and effectiveness of internal control over financial reporting, which is included as Exhibit 2 to FirstService Corporation’s Annual Report on Form 40-F for the years-ended December 31, 2018 and December 31, 2017.

We also consent to the reference to our firm under the heading “Auditors, Transfer Agent and Registrar” in the prospectus which forms part of such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

December 10, 2019